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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): November 12, 2003

                              Island Pacific, Inc.
   __________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
   __________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)

         0-23049                                        33-0896617
_____________________________                  _________________________________
(Commission File Number)                       (IRS Employer Identification No.)

19800 MacArthur Boulevard, Suite 1200, Irvine, California    92612
________________________________________________________________________________
(Address of Principal Executive Offices)                (Zip Code)

                                 (949) 476-2212
   __________________________________________________________________________
              (Registrant's telephone number, including area code)

   ___________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS.

         Island Pacific, Inc. ("Island Pacific") entered into a Securities Purchase Agreement dated November 7, 2003 with a group of institutional and accredited investors (collectively, the "Investors") for the sale by Island Pacific to the Investors of up to 3,180,645 shares of common stock at a per share price of $1.55, for an aggregate amount of up to $4,930,000. The transaction was completed on November 7, 2003.

         The Investors were given registration rights under a Registration Rights Agreement requiring Island Pacific to file a registration statement respecting the common stock within 30 days following the date of the purchase agreement. If the registration statement covering the shares held by the Investors is not filed within the timeframe specified in the Registration Rights Agreement or declared effective within 90 days following the date of the purchase agreement or upon the occurrence of certain other conditions, Island Pacific will be obligated to pay liquidated damages to the Investors equal to two percent (2%) per month of the amount invested by the Investors.

         Roth Capital Partners, LLC ("Roth Capital") served as placement agent in this transaction. It received fees of $178,600 in cash and 115,226 shares of common stock, plus warrants to purchase 282,065 shares common stock at the exercise price of $1.71 per share. Roth Capital was also granted registration rights respecting these securities.

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EXHIBIT INDEX

Exhibit No.       Description
----------        -----------

2.1 Securities Purchase Agreement dated as of November 7, 2003 by and among Island Pacific and the Investors.

4.1 Registration Rights Agreement dated as of November 7, 2003 by and among Island Pacific and the Investors.

99.1     Press Release dated November 10, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             Island Pacific, Inc.

Date: November 12, 2003                      By: /s/ Ran Furman
                                                 -------------------------------
                                             Name: Ran Furman
                                             Title: Chief Financial Officer

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